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                                                                    Exhibit J(1)

                      CONSENT OF INDEPENDENT ACCOUNTANTS
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We hereby consent to the incorporation by reference in this Registration
Statement on Form N-1A of our report dated May 5, 2001, relating to the financial statements and financial highlights which appears in the March 31, 2001 Annual Report to Shareholders of FPA Crescent Portfolio, a portfolio of UAM Funds Trust, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Independent Accountants" and "Financial Statements" in such Registration Statement.

PricewaterhouseCoopers LLP

Boston, Massachusetts
July 27, 2001